EXHIBIT 32.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

OF

VYYO INC.

In connection with the Quarterly Report of Vyyo Inc. (the “Company”) on Form 10-Q for the quarter ending June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Davidi Gilo, as Chief Executive Officer of the Company, and Arik Levi, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Davidi Gilo
Davidi Gilo
Chief Executive Officer
August 14, 2003

/s/ Arik Levi
Arik Levi
Chief Financial Officer
August 14, 2003

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.